                                                                   EXHIBIT 12(b)

                        THE BEAR STEARNS COMPANIES INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)

                                (UNAUDITED)   (UNAUDITED)                    (UNAUDITED)
                                NINE MONTHS   NINE MONTHS    FIVE MONTHS     FIVE MONTHS    FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                   ENDED         ENDED          ENDED           ENDED          ENDED         ENDED         ENDED
                                AUGUST 25,    AUGUST 27,    NOVEMBER 26,    NOVEMBER 27,     JUNE 30,      JUNE 30,      JUNE 30,
                                   2000          1999           1999            1998           1999          1998          1997
                                -----------   -----------   -------------   -------------   -----------   -----------   -----------
Earnings before taxes on
  income......................  $  889,205    $  998,076      $  453,592      $  189,728    $1,064,108    $1,063,492    $1,013,690
                                ----------    ----------      ----------      ----------    ----------    ----------    ----------
Add: Fixed Charges
    Interest..................   3,508,872     2,416,272       1,531,787       1,650,885     3,379,914     3,638,513     2,551,364
    Interest factor in
        rents.................      23,846        23,462          12,783          12,870        31,363        30,130        26,516
                                ----------    ----------      ----------      ----------    ----------    ----------    ----------
    Total fixed charges.......   3,532,718     2,439,734       1,544,570       1,663,755     3,411,277     3,668,643     2,577,880
                                ----------    ----------      ----------      ----------    ----------    ----------    ----------
Earnings before fixed charges
  and taxes on income.........  $4,421,923    $3,437,810      $1,998,162      $1,853,483    $4,475,385    $4,732,135    $3,591,570
                                ==========    ==========      ==========      ==========    ==========    ==========    ==========
Preferred stock dividends.....  $   29,335    $   29,335      $   16,297      $   16,614    $   39,430    $   31,012    $   23,833
Ratio of income before
  provision for income taxes
  to net income*..............         154%          161%            159%            146%          158%          161%          165%
                                ----------    ----------      ----------      ----------    ----------    ----------    ----------
Preferred dividend factor on
  pretax basis................      45,129        47,143          25,864          24,197        62,340        49,939        39,390
Total fixed charges and
  preferred dividends.........  $3,562,053    $2,469,069      $1,560,867      $1,680,369    $3,450,707    $3,699,655    $2,601,713
                                ==========    ==========      ==========      ==========    ==========    ==========    ==========
Ratio of earnings to fixed
  charges and preferred stock
  dividends...................         1.2           1.4             1.3             1.1           1.3           1.3           1.4
                                ==========    ==========      ==========      ==========    ==========    ==========    ==========


                                FISCAL YEAR   FISCAL YEAR
                                   ENDED         ENDED
                                 JUNE 30,      JUNE 30,
                                   1996          1995
                                -----------   -----------
Earnings before taxes on
  income......................  $  834,926    $  388,082
                                ----------    ----------
Add: Fixed Charges
    Interest..................   1,981,171     1,678,515
    Interest factor in
        rents.................      25,672        24,594
                                ----------    ----------
    Total fixed charges.......   2,006,843     1,703,109
                                ----------    ----------
Earnings before fixed charges
  and taxes on income.........  $2,841,769    $2,091,191
                                ==========    ==========
Preferred stock dividends.....  $   24,493    $   25,137
Ratio of income before
  provision for income taxes
  to net income*..............         170%          161%
                                ----------    ----------
Preferred dividend factor on
  pretax basis................      41,680        40,544
Total fixed charges and
  preferred dividends.........  $2,031,336    $1,728,246
                                ==========    ==========
Ratio of earnings to fixed
  charges and preferred stock
  dividends...................         1.4           1.2
                                ==========    ==========
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*   Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.